As filed with the Securities and Exchange Commission on June 15, 2006.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 15, 2006 (June 8, 2006)

MEDAREX, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 State Road, Princeton, N.J. 08540-1437
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (609) 430-2880

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MEDAREX, INC.
TABLE OF CONTENTS
FOR
CURRENT REPORT ON FORM 8-K

Item 8.01	Other Events

Signature

Item 8.01               Other Events

The Board of Directors of Medarex, Inc. has initiated an investigation of the company’s prior stock option grant practices and has appointed one of its outside directors to oversee the investigation. Medarex has engaged outside independent legal counsel to assist the outside director in the investigation. As previously reported in Medarex’s filings with the Securities and Exchange Commission (the “SEC”), Medarex has received a letter of informal inquiry from the SEC requesting documents and information related to Medarex’s past stock option grants and practices. Additionally, Medarex has recently received a grand jury subpoena from the U.S. Attorney’s Office, District of New Jersey, requesting substantially similar information and documentation. Medarex is cooperating fully with both of these investigations. Medarex also has been notified that two shareholder derivative lawsuits have been filed in New Jersey state court by persons purporting to act on behalf of Medarex, naming Medarex, as the nominal defendant, and a number of current and former directors and officers as defendants. The lawsuits allege breach of fiduciary duty associated with Medarex’s options grant practices, as well as violations of federal securities laws in connection with public statements made by Medarex in its SEC filings relating to its stock option practices and related accounting, and seek unspecified damages and equitable relief. Medarex does not intend to file further current reports on Form 8-K describing additional lawsuits, if any, that are shareholder derivative actions or that purport to be securities class actions, in either federal or state court, which are based on allegations substantially similar to those described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.
Registrant

Date: June 15, 2006	By:	/s/ W. Bradford Middlekauff
W. Bradford Middlekauff
Senior Vice President, General Counsel and Secretary